Exhibit 4.1

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP/IDENTIFIER				XXXXXX XX X
Holder ID				XXXXXXXXXX
Insurance Value				1,000,000.00
Number of Shares				123456
DTC		12345678		123456789012345
Certificate Numbers		Num/No.	Denom.	Total
1234567890/1234567890		1	1	1
1234567890/1234567890		2	2	2
1234567890/1234567890		3	3	3
1234567890/1234567890		4	4	4
1234567890/1234567890		5	5	5
1234567890/1234567890		6	6	6
Total Transaction				7

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

CLASS A COMMON STOCK

PAR VALUE $0.0001 PER SHARE

CLASS A COMMON STOCK

Certificate Number
ZQ00000000

Shares
000000***************
000000*************
****000000***************
*****000000**************
******000000*************

EVO PAYMENTS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 26927E 10 4

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

is the owner of

***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***

THIS CERTIFICATE IS TRANSFERABLE IN CITIES DESIGNATED BY THE TRANSFER AGENT, AVAILABLE ONLINE AT www.computershare.com

FULLY-PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK OF

EVO Payments, Inc. (hereinafter called the "Company"), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED DD-MMM-YYYY

FACSIMILE SIGNATURE TO COME
President

EVO PAYMENTS, INC.
INCORPORATED
SEAL
April 20, 2017
DELAWARE

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

FACSIMILE SIGNATURE TO COME
Secretary

By ______________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

1234567

The amended and restated certificate of incorporation also contains restrictions on transfer to the extent that any such transfer would result in ownership by blueapple, inc. or its affiliates of more than 15.90% of the company’s capital stock. Amemded and restated EVO PAYMENTS. INC. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS. DESIGNATIONS, PREFERENCES AND RELATIVE. PARTICIPATING OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS. LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS. AND THE VARIATIONS IN RIGHTS. PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES. WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE COMPANY. AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY. AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE. OR HIS LEGAL REPRESENTATIVES. TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE. The following abbreviations, when used in the inscription on toe face of this certificate. shall he construed as though they were written out in full according to applicable laws or regulations: TEN COM -as tenants in common TEN ENT -as tenants by the entireties UNIF GIFT MIN ACT -..    ...Custodian..... under Uniform Gifts to Minors Ac, Oue.) UNIF TRF MIN ACT - ...Custodian (until age) .under Uniform Transfers to Minors Ac, Additional abbreviations may also be used though not in the above list. JT T EN—as joint tenants with right of survivorship and not as tenants in common For value received, hereby sell,. assign and transfer unto please print or PLEASE insert social security or other dentifying number of assigned Shares of the Class A Common Slock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the sad stock on the books of the with-in-named Company with full power of substitution in the premises. Dated:20 Signature: Signature: Notice: The signature to tots assignment must correspond with the name as wntten upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever. SIgnature(s) Guarantee): Medal on Guarantee Stamp THE SIGNATURE(S) SHOULD BE GUARANTEED AN GUARANTOR institution itarM . SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) APPROVEDSIgnature(s) Guarantee) PURSUANT TO SEC RULE 17Ad-15 Trio IrS requires that the named transfer agent “two” report the cost, basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by legislation. and you requested to sell or transfer the shares or units using a specific, cost basic circulation method, then we have processed as you requested. if you didnot specify a cost basis circulation method. then we have defaulted to the first in. first out (FIFO method please consult your tax advisor if you read additional information about cost basis. If you do not keep In contact with the Issuer or do not have any activity In your account for the time period specified by state law. your property may become subject to state unclaimed property taws and transferred to the appropriate state.